Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Grupo Televisa, S.A.B.:

(a)	Registration Statement on Form S-8 (No. 333-126827); and
(b)	Registration Statement on Form F-3 (No. 333-266477).

of our report dated April 15, 2024, with respect to the consolidated financial statements of TelevisaUnivision, Inc. included in this Annual Report on Form 20-F of Grupo Televisa, S.A.B. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

New York, New York

April 30, 2024